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Exhibit 99.1

Thursday, November 4, 2004, 1:00 PM Eastern Time
Press Release

SOURCE: Isolagen, Inc.

ISOLAGEN, INC. TO PRESENT AT THE CIBC WORLD MARKETS
HEALTHCARE CONFERENCE

HOUSTON—(PRNewswire)—November 4, 2004—Robert J. Bitterman, President & CEO of Isolagen, Inc. (AMEX: ILE) will present at the CIBC World Markets Fifteenth Annual Healthcare Conference on Tuesday, November 9, 2004 at 9:00 AM ET at The Plaza Hotel in New York City.

Mr. Bitterman will provide a company overview and discuss current product development and commercialization of Isolagen's proprietary autologous cellular therapies for the regeneration of soft and hard tissue.

Live Audio Web Cast

Members of the financial community, the media and other interested parties can access a live webcast of the presentation via a link on the Isolagen corporate website, http://www.isolagen.com. An archive of the webcast will be available on the Company's web site following the presentation.

About Isolagen, Inc.

Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration. The Company's product candidates are based on its proprietary Isolagen Process. Based on the accumulated experience of the Company through its retrospective study, clinical trials and treatment of patients in the United Kingdom, the Company believes that the Isolagen Process utilizes the patient's own cells to create safe and effective therapies to treat the underlying cause of the patient's condition. Autologous cellular therapy is the process whereby a patient's own cells are extracted, allowed to multiply and then injected into the patient. Isolagen's product candidates are designed to be minimally invasive and non-surgical.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the federal securities laws. Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements. Isolagen, Inc. does not undertake to update any such forward-looking statements or to publicly announce developments or events relating to the matters described herein.

Isolagen's corporate headquarters are located in Houston, TX. For further information, please see http://www.isolagen.com.

Contact:

Robert G. Partridge, VP Global Marketing and Communications—(484) 875-3099
Jeffrey W. Tomz, Chief Financial Officer and Secretary—(713) 780-4754
Kate McNeil, Investors Contact, Investor Relations Group—(212) 825-3210
John Nesbett, Investors Contact, Investor Relations Group—(212) 825-3210

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  Exhibit 99.1